Exhibit 10.3

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	June 1 through 30

BANK RECONCILIATIONS
Continuation Sheet for MOR-1
A bank reconciliation must be included for each bank account. The debtor's bank reconciliation may be substituted for this page.
(Bank account numbers may be redacted to last four numbers.)

	Operating # 2061 - BB&T	Payroll #	Tax #	Other #
BALANCE PER BOOKS	6,449.97

BANK BALANCE	9,068.33
(+) DEPOSITS IN TRANSIT (ATTACH LIST)
(-) OUTSTANDING CHECKS (ATTACH LIST) :	2,618.66
OTHER (ATTACH EXPLANATION)	0

ADJUSTED BANK BALANCE *	6,449.67
*"Adjusted Bank Balance" must equal "Balance per Books"

DEPOSITS IN TRANSIT	Date	Amount	Date	Amount

CHECKS OUTSTANDING	Ck. #	Amount	Ck. #	Amount
1451	35.00
1620	102.00
1621	102.65
1622	368.64
1623	1,869.06
1611	141.31

				Total
				2,618.66

OTHER